EXHIBIT 10.2

AMENDED AND RESTATED 1997 EQUITY PLAN FOR NON-EMPLOYEE
DIRECTORS OF HNI CORPORATION

1. Establishment and Purpose. HNI Corporation, an Iowa corporation (the "Corporation"), previously established this 1997 Equity Plan for Non-Employee Directors of HNI Corporation (the "Plan"). The Corporation hereby restates the Plan effective as of August 8, 2006, as set forth herein.

The purposes of the Plan are to: (1) promote the growth and long-term success of HNI Corporation, an Iowa corporation (the "Corporation"), by offering Non-Employee Directors the ability to acquire Common Stock of the Corporation; (2) enable the Corporation to attract and retain qualified persons to serve as Non-Employee Directors, which services are considered essential to the long-term success of the Corporation, by offering them an opportunity to own Common Stock of the Corporation; and (3) provide Non-Employee Directors with the opportunity to invest certain amounts of their compensation payable for services as a Director in shares of Common Stock.

2. Definitions. In addition to the other terms defined elsewhere herein, wherever the following terms are used in this Plan with initial capital letters, they shall have the meanings specified below, unless the context clearly indicates otherwise.

"1995 Plan" shall mean the HNI Corporation Stock-Based Compensation Plan, as amended and restated effective February 11, 1998.

"Accounting Month" shall mean any calendar month during an Accounting Period in which Fees subject to payment hereunder as Mandatory Shares or Voluntary Shares are earned.

"Accounting Period" shall mean the calendar year.

"Award" shall mean an award of an Option Right, Restricted Stock or Common Stock Grant under this Plan.

"Board" shall mean the Board of Directors of the Corporation.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Common Stock" shall mean the Common Stock, $1.00 par value, of the Corporation, and any security into which such Common Stock may be converted or for which such Common Stock may be exchanged by reason of any transaction or event of the type described in Section 8 of this Plan.

"Common Stock Grant" shall mean Common Stock, other than Restricted Stock, awarded pursuant to Section 5 of this Plan.

"Corporation" shall have the meaning set forth in Section 1, and shall include its successors.

"Date of Award" shall mean the date specified by the Board on which an Award shall become effective, which shall not be earlier than the date on which the Board takes action with respect thereto.

"Election Fees" shall mean: (i) prior to May 12, 1998, the Fees, less the Mandatory Retainer Amount for the applicable Accounting Period; and (ii) on or after May 12, 1998, the Fees.

"Employee" shall mean any officer or other employee of the Corporation or of any corporation which is then a Subsidiary.

"Fair Market Value" shall mean the average of the high and low transaction prices of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined, or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Board by whatever means or method as it, in the good faith exercise of its discretion, shall at such time deem appropriate.

"Fees" means the Retainer and other Non-Employee Director compensation payable in cash.

"Issuance Date" shall have the meaning set forth in Section 6(a).

"Mandatory Retainer Amount" shall have the meaning set forth in Section 6(a).

"Mandatory Shares" shall have the meaning set forth in Section 6(a).

"Market Value per Share," as used in Sections 6(a) and 6(c) herein, shall have the meaning set forth in the Plan, as in effect prior to August 8, 2006.

"Non-Employee Director" shall mean a member of the Board who is not an Employee.

"Optionee" shall mean a Non-Employee Director to whom an Option Right is awarded under this Plan.

"Option Price" shall mean the purchase price payable upon the exercise of an Option Right.

"Option Right" shall mean the right to purchase shares of Common Stock from the Corporation upon the exercise of an option awarded hereunder.

"Participant" shall mean a Non-Employee Director (or a person who has agreed to commence serving in such capacity) who is selected by the Board to receive Awards or Mandatory Shares under this Plan or who has elected to receive Voluntary Shares.

"Participation Agreement" shall mean the agreement submitted by a Non-Employee Director to the Secretary of the Corporation pursuant to which the Non-Employee Director may elect to receive all or any portion of his or her Election Fees in the form of Voluntary Shares for a specified period in the future.

"Performance Objectives" shall mean the performance objectives that may be established by the Board pursuant to this Plan for Participants who have received Awards.

"Plan" shall mean the Amended and Restated 1997 Equity Plan for Non-Employee Directors of HNI Corporation as set forth herein, as the same may be amended or restated from time to time.

"Restricted Stock" shall mean Common Stock awarded pursuant to Section 5 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 5 hereof have expired.

"Restricted Stockholder" shall mean a Non-Employee Director to whom Restricted Stock has been awarded under this Plan.

"Retainer" shall mean the portion of a Non-Employee Director's annual compensation that is payable without regard to number of board or committee meetings attended or committee positions.

"Rule 16b-3" shall mean Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule.

"Subsidiary" shall mean any corporation, partnership, joint venture, limited liability Corporation, unincorporated association or other entity (each, an "Entity") in an unbroken chain of Entities beginning with the Corporation if each of the Entities other than the last Entity in the unbroken chain then owns stock or other interests possessing 50 percent or more of the total combined voting power of all classes of stock or other interests in one of the other Entities in such chain.

"Termination of Directorship" shall mean the time when a Participant ceases to be a Director for any reason, including, without limitation, a termination by resignation, removal, failure to be elected or reelected, death or retirement.

"Voluntary Shares" shall have the meaning set forth in Section 6(b).

3. Shares Available under the Plan. Subject to adjustment as provided in Section 8 of this Plan, the number of shares of Common Stock issued or transferred, plus the number of shares of Common Stock covered by outstanding Awards and not forfeited under this Plan, shall not in the aggregate exceed 400,000 shares, which may be shares of original issuance or shares held in treasury or a combination thereof. If an Option Right lapses or terminates before such Option is exercised or shares of Restricted Stock or Common Stock Grants are forfeited, for any reason, the shares covered thereby may again be made subject to Awards, Mandatory Shares or Voluntary Shares under this Plan.

4. Option Rights. The Board may from time to time authorize Awards to Participants of Options to purchase shares of Common Stock upon such terms and conditions as the Board may determine in accordance with the following provisions:

(a) Each Award shall specify the number of shares of Common Stock to which the Option Rights pertain.

(b) Each Award of Option Rights shall specify an Option Price per share of Common Stock, which shall be equal to or greater than the Fair Market Value on the Date of Award.

(c) Each Award of Option Rights shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include: (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation; (ii) nonforfeitable, nonrestricted shares of Common Stock, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price; (iii) any other legal consideration that the Board may deem appropriate, including (without limitation) any form of consideration authorized under Section 4(d) below, on such basis as the Board may determine in accordance with this Plan; and (iv) any combination of the foregoing.

(d) On or after the Date of Award of any Option Right, the Board may determine that payment of the Option Price may also be made in whole or in part in the form of shares of Restricted Stock or other shares of Common Stock that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Board on or after the Date of Award, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the shares of Common Stock received by the Optionee upon the exercise of the Option Right shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of shares of Common Stock received by the Optionee as applied to the forfeitable or restricted shares of Common Stock surrendered by the Optionee.

(e) Any Award of Option Rights may provide for the deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates.

(f) Successive Awards may be made to the same Participant regardless of whether any Option Rights previously awarded to the Participant remain unexercised.

(g) Each Award shall specify the period or periods of continuous service as a Non-Employee Director by the Optionee that are necessary or Performance Objectives that must be achieved before the Option Rights or installments thereof shall become exercisable, and any Award may provide for the earlier exercise of the Option Rights in the event of a change in control of the Corporation or other transaction or event.

(h) On or after the Date of Award of any Option Right, the Board may provide for the payment to the Optionee of dividend equivalents thereon in cash or shares of Common Stock on a current or contingent basis.

(i) The term of an Option Right shall be set by the Board; provided, however, that no Option Right awarded pursuant to this Section 4 may have a term of more than 10 years from the Date of Award.

(j) Each Award of an Option Right shall be evidenced by a written Stock Option Agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Board may determine consistent with this Plan.

5. Common Stock Grants and Restricted Stock. The Board may also authorize Awards to Participants of Common Stock Grants and Restricted Stock upon such terms and conditions as the Board may determine in accordance with the following provisions:

(a) A Common Stock Grant consists of the transfer by the Corporation to a Participant of shares of Common Stock in consideration and as additional compensation for services performed for the Corporation. Each Award of Common Stock Grants and Restricted Stock shall constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to, in the case of Awards of Restricted Stock, the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each Award of Restricted Stock shall provide that the shares of Restricted Stock covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Board on the Date of Award, and may provide for the termination of such risk of forfeiture upon the achievement of certain Performance Objectives, in the event of a change in control of the Corporation, or upon any other transaction or event.

(c) Each Award of Restricted Stock shall provide during the period for which such substantial risk of forfeiture is to continue, and any Award of Common Stock Grants may provide, that the transferability of the shares of Common Stock subject to such Awards shall be prohibited or restricted in the manner and to the extent prescribed by the Board on the Date of Award. Such restrictions may include, without limitations, rights of repurchase or first refusal in the Corporation or provisions subjecting the shares of Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.

(d) Any Award of a Common Stock Grant or Restricted Stock may be made in consideration of payment by the Participant of an amount that is less than the Fair Market Value per share on the Date of Award.

(e) Any Award of Restricted Stock may require that any or all dividends or other distributions paid on the shares of Restricted Stock during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional shares of Common Stock, in which case such additional shares of Common Stock shall be subject to the same restrictions as the underlying Award or such other restrictions as the Board may determine.

(f) Each Award of a Common Stock Grant and Restricted Stock may be evidenced by a Stock Grant Agreement or Restricted Stock Agreement (as the case may be), executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant containing such terms and provisions as the Board may determine consistent with this Plan. Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock, together with a stock power endorsed in blank by the Participant with respect to the shares of Restricted Stock, shall be held in custody by the Corporation until all restrictions thereon lapse.

(g) The Board may provide, at or after the Date of Award of any Common Stock Grant or Restricted Stock, for the payment of a cash award intended to offset the amount of tax that the Participant may incur in connection with such Common Stock Grant or Restricted Stock, including, without limitation, tax on the receipt of such cash award; provided, however, that any such payment shall be made no later than 2-1/2 months after the end of the calendar year: (i) in which the grant is made, in the case of a Common Stock Grant; or (ii) in which the forfeiture restrictions lapse, in the case of Restricted Stock.

(h) The Board may provide in any individual Stock Grant Agreement or Restricted Stock Agreement that the Corporation shall have the right to repurchase the Restricted Stock then subject to restrictions under the Restricted Stock Agreement, or the Common Stock subject to the Common Stock Grant, immediately upon a Termination of Directorship for any reason at a cash price per share equal to the cash price paid by the Participants for such Restricted Stock or Common Stock. In the discretion of the Board, provision may be made that no such right of repurchase shall exist in the event of a Termination of Directorship without cause or because of the Participant's retirement, death or permanent and total disability.

6. Mandatory Shares and Voluntary Shares.

(a) Mandatory Shares. Prior to May 12, 1998, each Non-Employee Director shall be paid, in the form of shares of Common Stock ("Mandatory Shares"), ten percent (10%) of his or her Retainer with respect to such Accounting Period or portions thereof as the Board shall designate (the "Mandatory Retainer Amount"). No later than ten (10) days following the date of each quarterly Board meeting (the "Issuance Date"), the Corporation shall issue to each Non-Employee Director a number of Mandatory Shares equal to: (i) the portion of such Director's Mandatory Retainer Amount earned during such Accounting Month; divided by (ii) the Market Value per Share on the first day of the Accounting Month during which such Mandatory Shares were earned (the "Valuation Date"). For purposes of this Section 6(a), the Mandatory Retainer Amount and the Mandatory Shares related thereto shall be deemed earned during the Accounting Month during which such Mandatory Retainer Amount would otherwise be payable by the Corporation if paid in cash. On and after May 12, 1998, Mandatory Shares shall no longer be payable to Non-Employee Directors under the Plan with respect to Fees earned on and after such date.

(b) Voluntary Shares. Each Non-Employee Director shall be eligible to elect to receive shares of Common Stock in accordance with the following provisions:

(i) Prior to the commencement of each Accounting Period (or by such other date as may be specified by the Board), a Participant may elect, by the filing of a Participation Agreement, to have up to 100 percent of his or her Election Fees paid by the Corporation in the form of shares of Common Stock in lieu of a cash payment (the "Voluntary Shares"). Such Participation Agreement must, except as the Board may otherwise provide, be filed as a one-time election for the applicable Accounting Period. Unless the Director revokes or changes such election by filing a new Participation Agreement by the due date therefor specified in this Section 6(b), such election shall apply to a Participant's Election Fees for the subsequent Accounting Period only. Once an election has been terminated, another election may not be made effective until the commencement of the next subsequent full Accounting Period unless the Board shall have otherwise provided.

(ii) No later than the Issuance Date, the Corporation shall issue to each Participant who has made an election under Section 6(b), a number of Voluntary Shares for the immediately preceding Accounting Month equal to: (i) the portion of such Director's Election Fees for such Accounting Month that such Director has elected to receive as Voluntary Shares; divided by (ii) the Fair Market Value per share of Common Stock on the date on which the Director would have been paid the Election Fees in cash (but for the election to receive Voluntary Shares).

(c) Transition Rule. No later than March 10, 1998, each Participant shall be issued, in addition to such number of Mandatory Shares and Voluntary Shares to which he or she is otherwise entitled pursuant to Sections 6(a) and (b) hereof for the Accounting Month ended February 28, 1998, (i) a number of Mandatory Shares equal to (x) $500 divided by the Market Value per Share on August 1, 1997, (y) $500 divided by the Market Value per Share on November 3, 1997, and (z) $500 divided by the Market Value per Share on February 2, 1998, and (ii) a number of Voluntary Shares for the period May 13, 1997 through January 31, 1998 (the "Transition Period") equal to (x) the portion of such Participant's Election Fees for the Transition Period that such Participant has elected to receive as Voluntary Shares, divided by (y) the Market Value per share on the first day of the Accounting Month during which such Voluntary Shares were earned, (collectively, the "Transition Shares"). For purposes of this Section 6(c), the above-referenced Mandatory Shares and Voluntary Shares shall be deemed earned during the Accounting Month during which such Mandatory Shares and Voluntary Shares (and the amounts underlying such Shares) would otherwise have been payable by the Corporation if paid in cash.

7. Transferability.

(a) Except as may be otherwise determined by the Board, Awards under this Plan may be transferred by a Participant only by will or the laws of descent and distribution and Option Rights may not be exercised during a Participant's lifetime except by the Participant or, in the event of the Participant's legal incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

(b) Any Award made under this Plan may provide that all or any part of the shares of Common Stock that are to be issued or transferred by the Corporation upon the exercise of Option Rights, or are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 5 of this Plan, shall be subject to further restrictions upon transfer.

(c) To the extent required to satisfy any condition to exemption available pursuant to Rule 16b-3, Mandatory Shares and Voluntary Shares acquired by a Participant shall be held by the Participant for a period of at least six months following the date of such acquisition.

8. Adjustments. The Board may make or provide for such adjustments in the: (a) number of shares of Common Stock covered by outstanding Awards and Mandatory Shares or subject to elections to receive Voluntary Shares; (b) prices per share applicable to Option Rights, and (c) kind of shares (including, without limitation, shares of another issuer) covered thereby, as the Board in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, (y) any merger, consolidation, spin-off, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding Awards, Mandatory Shares or Voluntary Shares to be issued under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards, Mandatory Shares or Voluntary Shares so replaced. The Board may also make or provide for such adjustments in the numbers and kind of shares specified in Section 3 of this Plan as the Board may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 8.

9. Fractional Shares. The Corporation shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions, for the settlement thereof in cash or for such other adjustments contemplated by Section 8 of this Plan.

10. Withholding Taxes. To the extent, if any, that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of any taxes required to be withheld. At the discretion of the Board, any such arrangements may include relinquishment of a portion of any such payment or benefit. The Corporation and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

11. Certain Terminations of Directorships.

(a) Notwithstanding any other provision of this Plan to the contrary, in the event of Termination of Directorship by reason of death or disability, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right that is not immediately and fully exercisable or any Award as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, the Board may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan.

(b) If a Non-Employee Director becomes an Employee while continuing to serve as a Director, that fact alone shall not result in a Termination of Directorship or otherwise impair the rights such Director may have under this Plan, including, without limitation, the rights such Director may have under any Award outstanding under this Plan, but such Director shall no longer be eligible to receive any further Awards under this Plan.

12. Administration.

(a) Administration by the Board; Delegation. This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee or subcommittee of not less than two Directors appointed by the Board who are "non-employee directors" within the meaning of that term as defined in Rule 16b-3. To the extent of any delegation by the Board under this Plan, references in this Plan to the Board shall also refer to the applicable committee or subcommittee. The majority of any such committee or subcommittee shall constitute a quorum, and the action of a majority of its members present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of such committee or subcommittee.

(b) Administrative Powers. The Board shall have the power to interpret this Plan, the Option Rights, the Common Stock Grants, the Restricted Stock, the Mandatory Shares and elections to receive Voluntary Shares, and the agreements pursuant to which the Option Rights, the Common Stock Grants, the Restricted Stock, the Mandatory Shares and Voluntary Shares are awarded and issued (including Participation Agreements), and to adopt such rules for the administration, interpretation and application of this Plan and such agreements as are consistent therewith and to interpret, amend or revoke any such rules. Any Award under this Plan need not be the same with respect to each Optionee or Restricted Stockholder.

(c) Professional Assistance; Good Faith Actions. All expenses and liabilities which members of the Board incur in connection with the administration of this Plan shall be borne by the Corporation. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Board, the Corporation and the Corporation's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Participants, the Corporation and all other interested persons. No members of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, or any Option, Common Stock Grant, Restricted Stock, Mandatory Shares or Voluntary Shares, and all members of the Board shall be fully protected by the Corporation in respect of any such action, determination or interpretation.

13. Amendment, Suspension, Termination and Other Matters.

(a) This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without further approval of the stockholders of the Corporation, no action of the Board may, except as provided in Section 8 of this Plan, increase the limits imposed in Section 3 on the maximum number of shares of Common Stock which may be issued under this Plan, and no action of the Board may be taken that would otherwise require stockholder approval as a matter of applicable law or the rules of any U.S. stock exchange, including the New York Stock Exchange, on which the Common Stock may be listed for trading or authorized for quotation. No amendment, suspension or termination of this Plan shall, without the consent of the holder of an Award, alter or impair any rights or obligations under any Award theretofore granted, unless the Award itself otherwise expressly so provides.

(b) The Board may make under this Plan any Award or combination of Awards authorized under this Plan in exchange for the cancellation of an Award that was not made under this Plan.

(c) Except as provided in Section 13(d) of this Plan, the making of one or more Awards to a Non-Employee Director under this Plan shall not preclude the making of Awards to such Non-Employee Director under any other stock option or incentive plan previously or subsequently adopted by the Board, nor shall the fact that a Non-Employee Director has received one or more awards under the 1995 Plan or under any other stock option or incentive plan of the Corporation preclude such Non-Employee Director from receiving awards under this Plan.

(d) Upon approval of this Plan by the shareholders of the Corporation, Article V of the 1995 Plan shall be discontinued, except that any amounts remaining payable to Non-Employee Directors pursuant to Article V of the 1995 Plan shall be paid in accordance with its terms.

14. Termination of the Plan. No further awards shall be made under this Plan after the passage of 10 years from the date on which this Plan is first approved by the shareholders of the Corporation.

15. Effective Date. The effective date of this Plan, as amended and restated, shall be the date set forth in Section 1, above.